SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM N-2

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940


                                Amendment No. 19


                          STERLING CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                  635 Madison Avenue, New York, New York, 10022
                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code (212)980-3360

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
                              CONTENTS OF FORM N-2

Part I INFORMATION REQUIRED IN A PROSPECTUS OR REGISTRATION STATEMENT

Page

3        Item 1 Cover Page (Prospectus Only)

3        Item 2 Synopsis (Prospectus Only)
3        Item 3 Condensed Financial Information (Prospectus Only)
3        Item 4 Plan of Distribution
3        Item 5 Use of Proceeds
3-4      Item 6 General Information and History
4        Item 7 Investment Objectives and Policies
4-5      Item 8 Tax Status
5        Item 9 Brokerage Allocation and Other Practices
6        Item 10 Pending Legal Proceedings
6        Item 11 Control Persons and Principal Holders of Securities
6        Item 12 Directors, Officers and Advisory Board Members
6        Item 13 Remuneration of Directors and Others
6        Item 14 Custodian, Transfer Agent and Dividend Paying Agent
6        Item 15 Investment Advisory and Other Services
6        Item 16 Default and Arrears on Senior Securities
7        Item 17 Capital Stock
7        Item 18 Long-Term Debt
7        Item 19 Other Securities
7        Item 20 Financial Statements


         PART II OTHER INFORMATION

8        Item 1 Marketing Arrangements

8        Item 2 Other Expenses of Issuance and Distribution
8        Item 3 Indemnification
8-9      Item 4 Financial Statements and Exhibits
9        Item 5 Persons  controlled by or Under Common Control with Registrant
9        Item 6 Number of Holders of  Securities
10       Item 7 Location of Accounts  and Records
10       Item 8 Business and Other Connections of Investment Advisor
10       Item 9 Management Services
10       Item 10 Undertakings

11       SIGNATURES
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
PART I INFORMATION REQUIRED IN PROSPECTUS OR REGISTRATION

           STATEMENT


Item 1 Cover Page (Prospectus only)
                           Inapplicable.


Item 2 Synopsis (Prospectus only)
                           Inapplicable.


Item 3 Condensed Financial Information (Prospectus only)
                           Inapplicable.


Item 4 Plan of Distribution
                           Inapplicable.


Item 5 Use of Proceeds
                           Inapplicable.


Item 6 General Information and History

          The information in subparagraphs (a), (b) and (c) of Item 6, as amended, is hereby incorporated by reference. Subparagraph (d) of Item 6 is hereby amended in entirety to read as follows:



          (d) The Registrant's shares of common stock are listed on the American Stock Exchange. The Registrant's shares of common stock have historically traded on the market for less than the net asset value of such shares.

                                Net Asset Value Per Share
                                -------------------------
As at (1)                       1998         1997         1996
--------------------          --------     --------     --------
March 31 (unaudited)          $ 9.08        $7.99        $7.83
June 30 (unaudited)             8.63         8.62         8.01
Sept. 30 (unaudited)            7.40         9.39         8.06
Dec. 31                         8.48         8.22         8.15

--------------
1) The Registrant's Board of Directors determines the value of Registrant's net assets as of the end of each fiscal quarter.

                                    3 of 11

                Information with Respect to the Market Price and
                ------------------------------------------------

                  Volume of Trading of Registrant's Securities
                  --------------------------------------------

                                  1998                                   Shares
                                  ----
For 3 Months Ended      High                   Low                       Traded
                        ----                   ---                       ------
March 31               $8.125                 $6.75                      46,500
June 30                 8.125                  7.75                      18,000
September 30            7.875                  6.375                     20,300
December 31             7.4375                 5.625                     36,600

                                  1997                                   Shares
                                  ----
For 3 Months Ended      High                   Low                       Traded
                        ----                   ---                       ------
March 31               $7.50                  $6.00                      36,400
June 30                 7.00                   6.125                     26,600
September 30            7.125                  6.1875                    69,300
December  31            7.875                  6.50                      51,700

                                  1996                                   Shares
                                  ----
For 3 Months Ended      High                   Low                       Traded
                        ----                   ---                       ------
March 31               $6.375                 $5.625                     13,100
June 30                 6.00                   5.50                      10,500
September 30            6.75                   5.625                     37,400
December  31            7.25                   6.25                      20,400

         As of March 31, 1999 the unaudited net asset value per share was $8.54. The closing sales price for the Registrant's shares on the American Stock Exchange on March 31, 1999 was $6.625.

Item 7 Investment Objectives and Policies

         The information in subparagraphs (a), (b), (c) and (d) of Item 7, as amended, is hereby incorporated by reference.

Item 8 Tax Status

         The information in Item 8, as amended, is hereby amended in its entirety as follows:

         (a) The Registrant for the fiscal year ending December 31, 1998 was a "personal holding company" under the Internal Revenue Code of 1986, as amended (the "Code"), since five or fewer stockholders owned directly or indirectly more than 50% of the Registrant's outstanding stock and more than 60% of the Registrant's adjusted ordinary gross income was personal holding company income. As a personal holding company, the Registrant would also be subject to penalty taxes unless it distributes to its shareholders an amount at least equal to its otherwise undistributed personal holding company income, net of appropriate deductions applicable

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
thereto. For the year ended December 31, 1998 the Registrant did not have any undistributed personal holding company income. Personal holding company income does not include the excess of net realized long-term capital gain over net realized short-term capital loss, less the Federal income tax attributable to such excess.

         The Registrant's policy is to comply with the requirements of the Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders.

         (b) The information set forth in subparagraph (a) of Item 8, as amended, is hereby incorporated by reference.

         (c) The information set forth in subparagraph (a) of Item 8, as amended, is hereby incorporated by reference.

         (d) Certain special tax aspects of the Registrant are described in paragraph (a) of this Item which is hereby incorporated by reference.

Item 9 Brokerage Allocation

         The information in subsection (1) of subparagraph (a) of Item 9 is amended to read in its entirety as follows:


         (a)(1) The aggregate dollar amount of brokerage commissions paid by the Registrant during the three most recent fiscal years:


                             Year Ended December 31

                   1998              1997              1996
                  ------           -------            -------
                 $45,092           $29,465            $34,398


         The information in subsection (2) of subparagraphs (a) of Item 9, as amended, is hereby incorporated by reference.

         The information in subparagraph (b) of Item 9, as amended, is hereby incorporated by reference.


         The information in subparagraph (c) of Item 9 is hereby incorporated by reference.

         Subparagraph (d) of Item 9 is hereby amended to read in its entirety, as follows:

         During the fiscal year ended December 31, 1998, approximately $45,092 in brokerage commissions ($15,468,447 in purchase and sale transactions) were designated to brokers because of research services provided by such brokers.

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
Item 10 Pending Legal Proceedings

                  None.

Item 11 Control Persons and Principal Holders of Securities
         The information in Item 11, as amended, is hereby incorporated by reference.

Item 12 Directors, Officers and Advisory Board Members

         The information in Item 12, as amended, is hereby incorporated by reference and amended as follows:

Elizabeth Acton resigned as Secretary of the Registrant, effective January 11, 1999.

Item 13 Remuneration of Directors and Officers

         Item 13 is amended to read as follows:

      (1)             (2)                             (3)                (4)              (5)

                                                                       Pension or
                                                                       Retirement
                                                                        Benefits         Estimated
                   Capacities                                           Accrued           Annual
                    in Which                         Aggregate         During Regis-     Benefits
                  Remuneration                       Remun    -         trant's Last       Upon
Name of  Person   Was Received                        eration          Fiscal Year       Retirement
-------  ------   ------------                        -------          -----------       ----------
Wayne S. Reisner  President                          78,000              N/A               54,600

Richard Kaufman   Executive Vice President           70,000              N/A               49,000

Michael Carey     Treasurer                          22,750              N/A               15,925

Item 14 Custodian, Transfer Agent and Dividend Paying Agent

The information in Item 14, as amended, is hereby incorporated by reference.

Item 15 Investment Advisory and Other Services

                  None.

Item 16 Defaults and Arrears on Senior Securities

                  None.

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
Item 17 Capital Stock

         The information in Item 17, as amended, is hereby incorporated by reference.

Item 18 Long-Term Debt

                  None.


Item 19 Other Securities

                  None.


Item 20 Financial Statements


         A. Statements of the Registrant


1. Statement of Assets and Liabilities

         The information contained in the Balance Sheet and Statement of Assets and Liabilities included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1998, previously filed with the Commission, is hereby incorporated by reference.


2. Statement of Income and Expense, Realized and Unrealized Gain or Loss on Investments

         The information contained in the Statement of Income and Expense, Realized and Unrealized Gain or Loss on Investments included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, respectively, previously filed with the Commission, is hereby incorporated by reference.

         B. Consolidated Statements

                  Inapplicable since the Registrant has no subsidiaries.

         C. Unconsolidated Subsidiaries

                  Inapplicable.

         D. General Provisions

                  Inapplicable.

         E. Historical Financial Information

                  Inapplicable.

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
PART II OTHER INFORMATION

Item 1 Marketing Agreements

                  Inapplicable.

Item 2 Other Expenses of Issuance and Distribution

                  Inapplicable.


Item 3 Indemnification

         The  information  in  Item  3  of  Part  II,  as  amended,   is  hereby
incorporated by reference.


Item 4 Financial Statements and Exhibits

             (a) Financial Statements:

             Included in Part I hereof:

             Statement of Assets and Liabilities of the Registrant as at December 31, 1998, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1998, previously filed with the Commission, is hereby incorporated by reference.

             Included in Part II hereof:

             Registrant's Portfolio of Investment in Securities as at December 31, 1998, included in the Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1998, previously filed with the Commission, is hereby incorporated by reference.

             Statements of Operations for the years ended December 31, 1998, 1997, 1996, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 1998, 1997 and 1996, respectively, previously filed with the Commission, are hereby incorporated by reference.

             Notes to Financial Statements, included in the Registrant's Annual Reports to Shareholders for the fiscal years ended December 31, 1998, 1997 and 1996, respectively, previously filed with the Commission, are hereby incorporated by reference.


             (b) Exhibits

             1. Exhibit 1 to Form N-2, as amended, is hereby incorporated by reference.

             2. Exhibit 2 to Form N-2, as amended, is hereby incorporated by reference.

             3. None.
                                    8 of 11

             4. Exhibit 4 to Form N-2, as amended, is hereby incorporated by reference.

             5. None.


             6. None.


             7. None.


             8. Exhibit 8 to Form N-2, as amended, is hereby incorporated by reference.


             9. Exhibit 9 to Form N-2, as amended, is hereby incorporated by reference.

             10. None.


             11. None.


             12. None.


             13. None.


             14. None.


             15. None.

Item 5 Persons Controlled by or Under Common Control with Registrant

             The  information   appearing  in  Item  11  in  Part  I  is  hereby
incorporated by reference.

Item 6 Number of Holders of Securities

             Item 6 is hereby amended in its entirety to read as follows:

                (1)                                          (2)

            Title of Class                         Number of Record Holders
            -------------                          ------------------------

       Common Stock, $1 par value                1,257 as of April 21, 1999

                                    9 of 11

Item 7 Location of Accounts and Records

             Item 7 of Part II, as amended, is hereby incorporated by reference.

Item 8 Business and Other Connections of Investment Advisor

                  Inapplicable.

Item 9 Management Services

                  None.

Item 10 Undertakings

                  Inapplicable.


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
                                   SIGNATURES


         Pursuant to the requirement of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 19 to Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 26th day of April, 1999.



                                                    STERLING CAPITAL CORPORATION

                                                             (Registrant)


                                                    By: /s/ Wayne S. Reisner
                                                    ------------------------
                                                    Wayne S. Reisner, President



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